UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2013

Henry Schein, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27078	11-3136595
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 Duryea Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 843-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On December 11, 2013 from 8:00 a.m. to 2:00 p.m. ET, Henry Schein, Inc. (the “Company”) will host an analyst and investor day in New York City at which the Company will present information about its business and growth opportunities (product and service showcase from 8:00 a.m. to 9:00 a.m. ET, followed by formal presentations). Details on accessing the analyst day presentations are contained in the Company’s press release dated October 9, 2013 announcing the analyst and investor day, and below.

Presentations will be made by Chairman of the Board and Chief Executive Officer, Stanley M. Bergman, and Executive Vice President and Chief Financial Officer, Steven Paladino, as well as other members of the Company’s executive management team.

Among the information that the Company will present is revenue by business unit, available market estimates, market share estimates, revenue growth opportunities, strategic growth initiatives, financial measures for organic and acquired businesses, acquisition criteria, planned uses of cash, target operating model and reaffirmation of 2013 and 2014 guidance.

A live webcast of the audio and accompanying presentations will be available on the investor relations portion of the Company’s website at www.henryschein.com. The audio will be archived on the Company’s website. The accompanying presentations will be available on the website until December 17, 2013 and thereafter, by request.

The information in this Item 2.02 and Item 9.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities if that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated December 11, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC. (Registrant)

Date: December 11, 2013	By:	/s/ Walter Siegel
Walter Siegel
Senior Vice President and General Counsel